Exhibit 99.1

FOR IMMEDIATE RELEASE

CABLEVISION SYSTEMS CORPORATION
REPORTS THIRD QUARTER 2014 RESULTS

Bethpage, N.Y., November 6, 2014 - Cablevision Systems Corporation (NYSE:CVC) today reported financial results for the third quarter ended September 30, 2014.

Third quarter consolidated net revenues increased 3.7% to $1.626 billion, consolidated adjusted operating cash flow (“AOCF”)1 increased 6.9% to $471.7 million and consolidated operating income increased 12.0% to $252.4 million, all compared with the prior year period.

Operating highlights for the third quarter include:

•	Average Monthly Cable Revenue per Customer ("RPC") of $154.50, an increase of $8.39 or 5.7%, compared with the prior year period.
•	Cable advertising revenue growth of 6.8%, compared with the prior year period.
•	Year to date Consolidated Free Cash Flow from Continuing Operations[1] of $399.4 million.

Cablevision CEO James L. Dolan said:  “Cablevision’s third quarter results reflect a continuation of the strong financial performance that we delivered in the first half of the year. We have seen significant year-over-year improvements in revenue, AOCF, and free cash flow, and we are pleased with the results of our ongoing effort to transform the Optimum experience. Looking ahead, we will continue to improve our products and services while remaining focused on enhancing shareholder value.”

1.	See definition of AOCF and Consolidated Free Cash Flow from Continuing Operations included in the discussion of non-GAAP financial measures on page 3 of this earnings release.

Cable
Cable includes our Optimum-branded digital cable television, high-speed Internet and voice services as well as Optimum WiFi, the nation's most robust WiFi network.

Cable net revenues for the third quarter 2014 increased 3.7% to $1.459 billion, AOCF increased 5.1% to $470.6 million and operating income increased 11.4% to $285.0 million, all compared with the prior year period.   Third quarter net revenue growth primarily reflects rate increases, continued disciplined pricing strategies and higher advertising revenue, partially offset by a decline in customers.  Third quarter AOCF growth reflects the increase in revenue and lower customer service related costs, partially offset by higher programming and other employee related costs.

The following table illustrates the change in the Cable customer base during the third quarter of 2014:

Customer Data
(rounded to nearest thousand)

	Total June 30, 2014	Net Gain/(Loss)	Total September 30, 2014

Total Customers(a)	3,165	(36)	3,129

Video	2,771	(56)	2,715
High-Speed Data	2,779	(23)	2,756
Voice	2,273	(33)	2,240

Serviceable Passings	5,052	12	5,064

(a)	Total customers are defined as the number of households/businesses that receive at least one of the Company's services.

Lightpath
Lightpath is a premier provider of integrated business communications solutions to large and mid-sized commercial organizations across the New York metropolitan area.

For third quarter 2014, Lightpath net revenues increased 6.3% to $87.9 million, AOCF increased 1.2% to $39.0 million and operating income increased 1.6% to $16.9 million, each as compared with the prior year period.  Third quarter results primarily reflect an increase in revenue from Ethernet services offset by higher employee related costs.  AOCF year-over-year growth was also impacted by a favorable resolution of certain carrier related interconnection disputes in the third quarter of 2013.

Other
Other principally consists of Newsday, News 12 Networks, Cablevision Media Sales Corporation and certain other businesses and unallocated corporate costs.

Third quarter 2014 net revenues increased 1.1% to $88.6 million, AOCF deficit decreased 15.9% to a deficit of $37.9 million and operating loss increased 5.0% to $49.4 million, all compared with the prior year period.  Third quarter net revenue reflects increased advertising revenue at News 12 Networks, partially offset by lower advertising revenue at Newsday.  Third quarter AOCF reflects the increase in revenue, decreased operating expenses at Newsday and reduced expenditures at certain other businesses.

Other Matters
On November 5, 2014, the Board of Directors of Cablevision declared a quarterly dividend of $0.15 per share on each outstanding share of Cablevision NY Group Class A Common Stock and Cablevision NY Group Class B Common Stock.  This quarterly dividend is payable on December 12, 2014 to shareholders of record at the close of business on November 21, 2014.

There were no stock repurchases during the third quarter of 2014.  As of September 30, 2014, Cablevision had approximately $455 million available under its stock repurchase authorization.

Non-GAAP Financial Measures
We define adjusted operating cash flow (“AOCF”), which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization (including impairments), excluding share-based compensation expense and restructuring charges or credits.  Because it is based upon operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items.  We believe that the exclusion of share-based compensation expense allows investors to better track the performance of the various operating units of our business without regard to expense associated with awards of restricted shares, restricted stock units and stock options that are not expected to be made in cash.

We present AOCF as a measure of our ability to service our debt and make continuing investments, including in our capital infrastructure.  We believe AOCF is an appropriate measure for evaluating the operating performance of our business segments and the company on a consolidated basis.  AOCF and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in our industry.  Internally, we use net revenues and AOCF measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators.  AOCF should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles ("GAAP").  Since AOCF is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.  For a reconciliation of AOCF to operating income (loss), please see page 6 of this release.

We define Consolidated Free Cash Flow from Continuing Operations (“Free Cash Flow”), which is a non-GAAP financial measure, as net cash from operating activities (continuing operations) plus any excess tax benefit related to share-based awards less capital expenditures (continuing operations), all of which are reported in our Consolidated Statement of Cash Flows.  Net cash from operating activities excludes net cash from operating activities of our discontinued operations.  We believe the most comparable GAAP financial measure of our liquidity is net cash from operating activities.  We believe that Free Cash Flow is useful as an indicator of our overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment and other discretionary and non-discretionary cash uses.  It is also one of several indicators of our ability to make investments and/or return capital to our shareholders.  We also believe that Free Cash Flow is one of several benchmarks used by analysts and investors who follow our industry for comparison of our liquidity with other companies in our industry, although our measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies.

COMPANY DESCRIPTION
Cablevision Systems Corporation (NYSE: CVC) is a leading media and telecommunications company, serving millions of households and businesses throughout the greater New York area. Providing quality products that keep customers connected, Cablevision offers Optimum-branded digital cable television, high-speed Internet and voice services as well as Optimum WiFi, the nation's most robust WiFi network.  Cablevision’s Lightpath subsidiary is a premier provider of integrated business communications solutions for larger companies.  Through its local media and programming properties – News 12 Networks and Newsday Media Group – Cablevision also delivers news and information created specifically for the communities it serves. Additional information about Cablevision is available at www.cablevision.com.

This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the company and its business, operations, financial condition and the industries in which it operates and the factors described in the company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein.  The company disclaims any obligation to update any forward-looking statements contained herein.

Contacts:	Charles Schueler	Bret Richter
	Executive Vice President	Executive Vice President
	Media and Community Relations	Corporate Finance & Development
	(516) 803-1013	(516) 803-2270

Cablevision’s Website:  www.cablevision.com
The conference call will be webcast live today at 10:00 a.m. ET
Conference call dial-in number is (888) 694-4641/ Conference ID Number 19961550/ Conference call replay number (855) 859-2056/ Conference ID Number 19961550 until November 13, 2014.

CABLEVISION SYSTEMS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014(a)	2013(a)	2014(a)	2013(a)

Revenues, net	$1,626,187	$1,567,837	$4,829,910	$4,648,684

Operating expenses
Technical and operating	787,628	767,377	2,348,928	2,319,761
Selling, general and administrative	377,181	371,572	1,120,588	1,141,325
Restructuring expense (credits)	(137)	56	530	(582)
Depreciation and amortization (including impairments)	209,069	203,405	644,442	657,603
Operating income	252,446	225,427	715,422	530,577
Other income (expense):
Interest expense, net	(146,442)	(145,275)	(430,459)	(457,862)
Gain on investments, net	2,151	70,222	38,988	166,891
Gain (loss) on equity derivative contracts, net	13,679	(40,750)	19,715	(93,260)
Loss on extinguishment of debt and write-off of deferred financing costs	(1,931)	(16,509)	(10,229)	(23,146)
Miscellaneous, net	811	805	3,348	1,673
Income from continuing operations before income taxes	120,714	93,920	336,785	124,873
Income tax expense(b)	(48,813)	(34,172)	(83,722)	(44,036)
Income from continuing operations	71,901	59,748	253,063	80,837
Income (loss) from discontinued operations, net of income taxes	(79)	235,286	2,997	333,516
Net income	71,822	295,034	256,060	414,353
Net income attributable to noncontrolling interests	(331)	(433)	(596)	(534)
Net income attributable to Cablevision Systems Corporation stockholders	$71,491	$294,601	$255,464	$413,819

Basic income (loss) per share attributable to Cablevision Systems Corporation stockholders:
Income from continuing operations	$0.27	$0.23	$0.96	$0.31
Income (loss) from discontinued operations	$-	$0.90	$0.01	$1.28
Net income	$0.27	$1.13	$0.97	$1.59
Basic weighted average common shares (in thousands)	265,403	261,287	263,832	260,473

Diluted income (loss) per share attributable to Cablevision Systems Corporation stockholders:
Income from continuing operations	$0.26	$0.22	$0.94	$0.30
Income (loss) from discontinued operations	$-	$0.88	$0.01	$1.26
Net income	$0.26	$1.10	$0.95	$1.56
Diluted weighted average common shares (in thousands)	271,269	267,558	269,625	265,487

Amounts attributable to Cablevision Systems Corporation stockholders:
Income from continuing operations, net of income taxes	$71,570	$59,315	$252,467	$80,303
Income (loss) from discontinued operations, net of income taxes	(79)	235,286	2,997	333,516
Net income	$71,491	$294,601	$255,464	$413,819
Cash dividends declared per share of common stock	$0.15	$0.15	$0.45	$0.45

(a)	Financial results of Bresnan Cable and Clearview have been reflected in discontinued operations for all periods presented, as applicable.
(b)	Income tax expense for the nine months ended September 30, 2014 includes a tax benefit of $53,132 resulting from the reversal of an uncertain tax position liability in the first quarter of 2014.

CABLEVISION SYSTEMS CORPORATION
RECONCILIATION OF OPERATING INCOME TO ADJUSTED OPERATING CASH FLOW AND CONSOLIDATED FREE CASH FLOW FROM CONTINUING OPERATIONS
(Dollars in thousands)
(Unaudited)

RECONCILIATION OF OPERATING INCOME TO ADJUSTED OPERATING CASH FLOW(a)(b)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Operating income	$252,446	$225,427	$715,422	$530,577
Share-based compensation expense	10,317	12,252	32,918	40,544
Restructuring expense (credits)	(137)	56	530	(582)
Depreciation and amortization (including impairments)	209,069	203,405	644,442	657,603
Adjusted operating cash flow	$471,695	$441,140	$1,393,312	$1,228,142

CONSOLIDATED FREE CASH FLOW FROM CONTINUING OPERATIONS(a)(b)

	Nine Months Ended September 30,
	2014	2013

Net cash provided by operating activities(c)	$1,029,004	$813,593
Add: excess tax benefit related to share-based awards	298	4,682
Less: capital expenditures(d)	(629,945)	(740,944)
Consolidated free cash flow from continuing operations	$399,357	$77,331

(a)	See Non-GAAP Financial Measures on page 3 of this release for a definition and discussion of AOCF and Free Cash Flow from Continuing Operations.
(b)	Financial results of Bresnan Cable and Clearview have been reflected in discontinued operations for all periods presented, as applicable.
(c)	The level of net cash provided by operating activities will continue to depend on a number of variables in addition to our operating performance, including the amount and timing of our interest payments and other working capital items.
(d)	See page 11 of this release for additional details relating to capital expenditures.

CABLEVISION SYSTEMS CORPORATION
CONSOLIDATED RESULTS FROM CONTINUING OPERATIONS
(Dollars in thousands)
(Unaudited)

REVENUES, NET

	Three Months Ended September 30,		%
	2014	2013	Change

Cable	$1,458,696	$1,406,963	3.7%
Lightpath	87,887	82,651	6.3%
Other(a)	88,585	87,624	1.1%
Eliminations(b)	(8,981)	(9,401)	4.5%
Total Cablevision	$1,626,187	$1,567,837	3.7%

	Nine Months Ended September 30,		%
	2014	2013(c)	Change

Cable	$4,330,755	$4,165,152	4.0%
Lightpath	262,671	247,596	6.1%
Other(a)	264,935	265,063	0.0%
Eliminations(b)	(28,451)	(29,127)	2.3%
Total Cablevision	$4,829,910	$4,648,684	3.9%

(a)	Represents revenues of Newsday, News 12 Networks, Cablevision Media Sales Corporation and certain other entities.
(b)	Represents inter-segment revenues.
(c)	Net revenues of Bresnan Cable and Clearview have been reflected in discontinued operations.

CABLEVISION SYSTEMS CORPORATION
CONSOLIDATED RESULTS FROM CONTINUING OPERATIONS
(Dollars in thousands)
(Unaudited)

ADJUSTED OPERATING CASH FLOW AND OPERATING INCOME (LOSS)

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Three Months Ended September 30,		%	Three Months Ended September 30,		%
	2014(a)	2013(a)	Change	2014(a)	2013(a)	Change

Cable	$470,602	$447,674	5.1%	$284,965	$255,840	11.4%
Lightpath	39,038	38,566	1.2%	16,902	16,633	1.6%
Other(b)	(37,945)	(45,100)	15.9%	(49,421)	(47,046)	(5.0)%
Total Cablevision	$471,695	$441,140	6.9%	$252,446	$225,427	12.0%

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Nine Months Ended September 30,		%	Nine Months Ended September 30,		%
	2014(a)	2013(a)	Change	2014(a)	2013(a)	Change

Cable	$1,392,509	$1,277,223	9.0%	$815,434	$692,584	17.7%
Lightpath	116,783	109,186	7.0%	51,385	42,141	21.9%
Other(b)	(115,980)	(158,267)	26.7%	(151,397)	(204,148)	25.8%
Total Cablevision	$1,393,312	$1,228,142	13.4%	$715,422	$530,577	34.8%

(a)	Financial results of Bresnan Cable and Clearview have been reflected in discontinued operations for all periods presented, as applicable.
(b)	Includes unallocated corporate general and administrative costs and the operating results of Newsday, News 12 Networks, Cablevision Media Sales Corporation, and certain other entities.

CABLEVISION SYSTEMS CORPORATION
SUMMARY OF CABLE OPERATING STATISTICS
(Unaudited)

CABLE	September 30, 2014	June 30, 2014	September 30, 2013

(in thousands)
Total Customers(a)	3,129	3,165	3,195
Video Customers	2,715	2,771	2,831
High-Speed Data Customers	2,756	2,779	2,774
Voice Customers	2,240	2,273	2,272

Serviceable Passings (in thousands)(b)	5,064	5,052	5,013

Penetration
Total Customers to Serviceable Passings	61.8%	62.7%	63.7%
Video Customers to Serviceable Passings	53.6%	54.8%	56.5%
High-Speed Data Customers to Serviceable Passings	54.4%	55.0%	55.3%
Voice Customers to Serviceable Passings	44.2%	45.0%	45.3%

Revenues for the three months ended (dollars in millions)

Video(c)	$800	$806	$797
High-Speed Data	356	354	336
Voice	233	227	210
Advertising	43	41	40
Other(d)	27	27	24
Total Cable Revenue	$1,459	$1,455	$1,407

Average Monthly Cable Revenue per Customer (“RPC”)(e)	$154.50	$152.72	$146.11

Average Monthly Cable Revenue per Video Customer (“RPS”)(f)	$177.27	$174.14	$164.61

(a)	Represents the number of households/businesses that receive at least one of the Company's services.
(b)	Includes residential and commercial passings.
(c)	Includes equipment rental, DVR, video-on-demand and pay-per-view revenue.
(d)	Includes installation revenue, advertising sales commissions, home shopping and other product offerings.
(e)	RPC is calculated by dividing average monthly Cable GAAP revenue for the quarter by the average number of total customers for the quarter.
(f)	RPS is calculated by dividing average monthly Cable GAAP revenue for the quarter by the average number of video customers for the quarter.

CABLEVISION SYSTEMS CORPORATION
CAPITALIZATION AND LEVERAGE
(Dollars in thousands)
(Unaudited)

CAPITALIZATION

September 30, 2014

Cash and cash equivalents	$813,858

Credit facility debt	$2,795,869
Senior notes and debentures	5,863,933
Collateralized indebtedness	986,183
Capital lease obligations and notes payable	72,320
Debt	$9,718,305

LEVERAGE

Debt	$9,718,305
Less: Collateralized indebtedness of unrestricted subsidiaries(a)	986,183
Cash and cash equivalents	813,858
Net debt	$7,918,264

Leverage Ratios(b)
Consolidated net debt to AOCF leverage ratio(a)(c)	4.2x
Restricted Group leverage ratio (Credit Facility Test)(d)(e)	2.8x
CSC Holdings notes and debentures leverage ratio(e)(f)	3.1x
Cablevision senior notes leverage ratio(e)(g)	4.9x

(a)	Collateralized indebtedness is excluded from the leverage calculation because it is viewed as a forward sale of the stock of an unaffiliated company and the Company's only obligation at maturity is to deliver, at its option, the stock or its cash equivalent.
(b)	Leverage ratios are based on face amount of outstanding debt.
(c)	AOCF is annualized based on the third quarter 2014 results, as reported.
(d)	Reflects the net debt to cash flow ratio as defined in the CSC Holdings’ credit facility debt agreement (which excludes approximately $2.8 billion of Cablevision’s senior notes and the debt and cash flows related to CSC Holdings’ unrestricted subsidiaries). The annualized AOCF (as defined) used in the Restricted Group leverage ratio was $1.941 billion.
(e)	Includes CSC Holdings’ guarantee of Newsday LLC’s $480 million senior secured credit facility.
(f)	Reflects the debt to cash flow ratio applicable under CSC Holdings’ senior notes and debentures indentures (which excludes approximately $2.8 billion of Cablevision’s senior notes and the debt and cash flows related to CSC Holdings’ unrestricted subsidiaries). The annualized AOCF (as defined) used in the CSC Holdings notes and debentures leverage ratio was $1.940 billion.
(g)	Adjusts the debt to cash flow ratio as calculated under the CSC Holdings notes and debentures leverage ratio to include approximately $2.8 billion of Cablevision’s senior notes plus $611 million of Cablevision’s senior notes that were contributed to Newsday Holdings LLC.

CABLEVISION SYSTEMS CORPORATION
CAPITAL EXPENDITURES
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,
	2014	2013

Customer premise equipment	$63,895	$48,894
Scalable infrastructure	48,259	111,398
Line extensions	3,604	7,451
Upgrade/rebuild	12,737	9,470
Support	39,951	32,011
Cable	168,446	209,224
Lightpath	28,434	29,211
Other(a)	7,872	6,659
Total Cablevision	$204,752	$245,094

	Nine Months Ended September 30,
	2014	2013(b)

Customer premise equipment	$188,890	$210,981
Scalable infrastructure	167,118	242,579
Line extensions	12,268	21,401
Upgrade/rebuild	32,128	26,467
Support	120,622	129,163
Cable	521,026	630,591
Lightpath	81,401	81,949
Other(a)	27,518	28,404
Total Cablevision	$629,945	$740,944

(a)	Other primarily includes Newsday, News 12 Networks, Cablevision Media Sales Corporation, and Corporate.
(b)	Capital expenditures for Bresnan Cable and Clearview have been reflected in discontinued operations.